Exhibit T3B-56

LIMITED LIABILITY COMPANY AGREEMENT

OF

WEATHERFORD URS HOLDINGS, LLC

This Limited Liability Company Agreement (this “Agreement”) of Weatherford URS Holdings, LLC is entered into by Weatherford U.S. Holdings, L.L.C., a Delaware limited liability company (the “Member”), effective as of the 27th day of June 2016. In consideration of the covenants, conditions and agreements contained herein, the Member, who upon the date hereof is the sole Member, hereby determines as follows:

ARTICLE I

ORGANIZATION OF THE COMPANY

1.                                      Formation.

Weatherford URS Holdings, LLC (the “Company”) is a limited liability company organized under the provisions of the Delaware Limited Liability Company Act, as amended from time to time (the “Act”). The Certificate of Formation (the “Certificate”) has been filed on June 27, 2016 with the Secretary of State of the State of Delaware.

2.                                      Name.

The name of the Company is, and the business of the Company shall be conducted under the name of “Weatherford URS Holdings, LLC”.

3.                                      Term.

The Company commenced its existence on the effective date of the filing of the Certificate and shall continue in existence until it is dissolved and terminated by the affirmative action of the Member.

4.                                      Office.

The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate, or such other place as the Member may designate in the manner provided by law. The registered agent for service of process at such address shall be the initial registered agent named in the Certificate, or such other person as the Member may designate in the manner provided by law.

5.                                      Purposes and Permitted Activities.

The purposes of the Company are to engage in any business or activity that is not forbidden by the law of the jurisdiction in which the Company engages in that business or activity.

6.                                      Powers.

Subject to all of the provisions of this Agreement, the Company shall have all powers necessary, appropriate or incidental to the accomplishment of its purposes and all other powers conferred upon a limited liability company pursuant to the Act.

7.                                      Fiscal Year.

The fiscal year of the Company shall begin on January 1 and end on December 31 of each year.

8.                                      Member.

The name, business or mailing address of the Members (each as defined below) of the Company are set forth on Exhibit A attached hereto, as may be amended from time to time.

9.                                      Membership.

Membership Interests.

(a)                                 The membership interests of the Company shall be represented by, and issued in, unit increments (each, a “Unit” and collectively, the “Units”). The Company is hereby authorized to issue an unlimited number of Units to the Members.

(b)                                 Ownership of Units may be evidenced by certificates if the Managers shall approve. Any certificate issued to a Member need not bear a seal of the Company but shall be signed by an officer of the Company, certifying the number of Units represented by such certificate. The books reflecting the issuance of any certificates shall be kept by the Secretary of the Company. The certificates shall be consecutively numbered and shall be entered in the books of the Company as they are issued and shall exhibit the holder’s name and number of Units. The President, Senior Vice President or Secretary of the Company may determine the conditions upon which a new certificate may be issued in place of a certificate that is alleged to have been lost, stolen or destroyed and may, in his discretion, require the owner of such certificate or its legal representative to give bond, with sufficient surety, to indemnify the Company and any transfer agent and registrar against any and all loss or claims that may arise by reason of the issuance of a new certificate in the place of the one lost, stolen, or destroyed. Each certificate shall bear a legend on the reverse side thereof substantially in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SHALL HAVE BEEN DELIVERED TO THE COMPANY TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT). THIS SECURITY IS SUBJECT TO THE TERMS AND

CONDITIONS SET FORTH IN THE LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

10.                               Withdrawal by Member.

A Member of the Company may withdraw or resign as a member of the Company at any time.

11.                               Management.

11.1                        Management by Managers.

(a)                                 The Company shall be managed by “managers” (as such term is used in the Act) according to the remaining provisions of this Section 11 and, except with respect to certain consent or approval requirements provided in this Agreement, no Member, by virtue of having the status of a Member, shall have any management power over the business and affairs of the Company or actual or apparent authority to enter into contracts on behalf of, or to otherwise bind, the Company. Except as described in the preceding sentence, the business and affairs of the Company shall be managed by the Managers elected in accordance with Section 11.2 acting exclusively through the Board of Managers of the Company (the “Board”) in accordance with this Agreement. Under the direction of the Board, the day-to-day activities of the Company may be conducted on the Company’s behalf by the Officers, who shall be agents of the Company. In addition to the powers that now or hereafter can be granted under the Act and to all other powers granted under any other provision of this Agreement, the Board and the Officers (subject to Section 11.5 and the direction of the Board) shall have full power and authority to do all things on such terms as they may deem necessary or appropriate to conduct, or cause to be conducted, the business and affairs of the Company, including, without limitation, (i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness and the incurring of any other obligations; (ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company; (iii) the merger or other combination or conversion of the Company with or into another person; (iv) the use of the assets of the Company (including cash on hand) for any purpose consistent with the terms of this Agreement and the repayment of obligations of the Company; (v) the negotiation, execution and performance of any contracts, conveyances or other instruments; (vi) the distribution of Company cash; (vii) the selection, engagement and dismissal of Officers, employees and agents, outside attorneys, accountants, engineers, consultants and contractors and the determination of their compensation and other terms of employment or hiring; (viii) the maintenance of such insurance for the benefit of the Company as it deems necessary or appropriate; (ix) the acquisition or disposition of assets; (x) the formation of, or acquisition of assets of or an interest in, or the contribution of property to, any person; (xi) the control of any matters affecting the rights and obligations of the Company, including the commencement, prosecution and defense of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation; (xii) the indemnification of any person against liabilities and contingencies to the extent permitted by law and this Agreement and (xiii) the issuance of previously authorized Units.

(b)                                 Notwithstanding the general authority of the Managers (as hereinafter defined), the following items shall require the prior affirmative consent of the Members: (i) the sale or disposition of all or substantially all of the assets of the Company, and (ii) the voluntary bankruptcy or dissolution of the Company.

11.2                        Board of Managers.

(a)                                 Composition; Initial Managers.  The Board shall initially consist of one (1) natural person who need not be a Member or resident of the State of Delaware (the “Manager”). The initial Board (and the initial Managers) shall consist of the persons listed on Exhibit B. Any successor or substituted Managers shall be elected as provided in Section 11.2(b). Subject to any limitations specified by law, the number of Managers may be increased or decreased by resolution adopted by either (i) the Member or (ii) a majority of the Managers then in office. No decrease in the number of Managers shall have the effect of shortening the term of any incumbent Manager. For such period that the Board consists of only one Manager, the actions and decisions of such Manager shall be deemed to be the actions and decisions of the Board without necessity of further action, meeting, approval or adoption of resolutions.

(b)                                 Election and Term of Office.  The Managers shall be elected at any annual or any special meeting of the Members (except as otherwise provided in this Agreement). Each Manager elected shall hold office until his successor shall be elected at a meeting of the Members and shall qualify, or until his death, resignation or removal in the manner hereinafter provided.

(c)                                  Resignation.  Any Manager may resign at any time by giving written notice to the chief executive officer or the President of the Company. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(d)                                 Removal.  At any special meeting of the Members called expressly for that purpose, any Manager or Managers, including all of the Managers, may be removed, either with or without cause, and another person or persons may be elected to serve for the remainder of his or their term by a vote of a majority of the Members entitled to vote at an election of Managers. In case any vacancy so created shall not be filled by the Members at such meeting, such vacancy may be filled by the Managers as provided in Section 11.2(e). Whenever the holders of any class or series of membership interests are entitled to elect one or more Managers by the provisions of this Agreement, only the holders of that class or series of membership interests shall be entitled to vote for or against removal of the Managers elected by the holders of that class or series of membership interests.

(e)                                  Vacancies.  Any vacancy occurring in the Board (except by reason of an increase in the number of Managers) may be filled in accordance with subsection (b) of this Section or may be filled by the affirmative vote of a majority of the remaining Managers though less than a quorum of the Managers or by a sole remaining Manager. A Manager elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any vacancy occurring in the Managers or any managerial position to be filled by reason of an increase in the number of Managers may be filled by election at an annual meeting of Members or special meeting of Members called for that purpose. Notwithstanding the foregoing, whenever the holders of any class or series of Units are entitled to elect one or more Managers by this Agreement, any vacancies, and any newly created Managers of such class or series to be filled by reason of an increase in the number of such Managers, may be filled by the affirmative vote of a majority of the Managers elected by such class or series then in office or by the sole remaining Manager so elected, or by the vote of the holders of the outstanding membership interests of such class or series, and such vacancy shall not in any case be filled by the vote of the remaining Managers or the membership interests as a whole.

(f)                                   Quorum; Required Vote for Board Action.  At all meetings of the Managers, the presence of a majority of the number of Managers fixed by or in accordance with this Agreement shall be necessary and sufficient to constitute a quorum for the transaction of business. The act of a majority of the Managers at any meeting at which a quorum is present shall be the act of the Managers unless the act of a greater number is required by law, the Certificate or this Agreement. If a quorum shall not be present at any meeting of Managers, the Managers present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present.

(g)                                  Location; Order of Business.  The Board may hold its meetings and may have an office and keep the books of the Company, in such place or places, within or without the State of Delaware, as the Board may from time to time determine by resolution. At all meetings of the Board, business shall be transacted in such order as shall from time to time be determined by resolution of the Board.

(h)                                 Meetings of the Board.  Regular meetings of the Board shall be held at such places as shall be designated from time to time by resolution of the Board. Special meetings of the Board may be called by the Chairman of the Board (if any), the President or, upon written request of any Manager, by the Secretary. The notice of any such special meeting shall state the purpose or purposes of such meeting. Unless determined by the Board pursuant to resolution, notice of any meeting (whether the first meeting, a regular meeting or a special meeting) shall not be required.

(i)                                     Compensation.  Managers, in their capacity as such, shall receive such compensation, if any, for then services as the Board shall determine. In addition, the Managers shall be entitled to be reimbursed by the Company for their respective reasonable out-of-pocket costs and expenses incurred in the course of their services as such.

11.3                        Meetings of the Members.

(a)                                 Place of Meetings.  All meetings of the Members shall be held at the principal office of the Company, or at such other place within or without the State of Delaware as shall be specified or fixed in the notices (or waivers of notice) thereof.

(b)                                 Quorum; Required Vote for Member Action; Adjournment of Meetings.

(i)                                     Except as expressly provided otherwise by this Agreement, a majority, present in person or represented by proxy, shall constitute a quorum at any such meeting for the transaction of business, and the affirmative vote of the holders of a majority of the Units, if any have been authorized and issued, or, if no Units have been authorized and issued, then of holders of a majority of the limited liability company interests held by all of the members of the Company, so present or represented at such meeting at which a quorum is present and entitled to vote thereat shall constitute the act of the Members. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of sufficient Members to destroy the quorum.

(ii)                                  Notwithstanding any other provision in this Agreement to the contrary, the chairman of the meeting of Members or holders of a majority of the Units, if any have been authorized and issued, or, if no Units have been authorized and issued, then of holders of a majority of the limited liability company interests held by all of the members of the Company, present in person or represented by proxy and entitled to vote thereat, whether or not a quorum is present, shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting. If the adjournment is for more than thirty days, or if subsequent to the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at such meeting. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted that might have been transacted at the meeting as originally called.

(c)                                  Annual Meetings.  An annual meeting of the Members for the election of Managers to succeed those Managers serving on the Board whose terms expire and for the transaction of such other business as may properly be considered at the meeting, may be, but is not required to be, held at such place, within or without the State of Delaware, on such date, and at such time as the Board shall fix and set forth in the notice of the meeting. If the Board has not fixed a place for the holding of the annual meeting of Members in accordance with this Section 9.3, such annual meeting shall be held at the principal place of business of the Company.

(d)                                 Special Meetings.

(i)                                     Special meetings of the Members for any proper purpose or purposes may be called at any time by the Chairman of the Board (if any), the Board, the President or the holder(s) of at least 10% of the Units, if any have been authorized and issued, or, if no Units have been authorized and issued, then holders of at least 10% of the limited liability company interests held by all of the Members, entitled to vote at the proposed special meeting.

(ii)                                  If not otherwise stated in or fixed in accordance with the remaining provisions hereof, the record date for determining Members entitled to call a special meeting shall be the date any Member first signs the notice of that meeting. Only business within the proper purpose or purposes described in the notice (or waiver thereof) required by this Agreement may be conducted at a special meeting of the Members.

11.4                        Provisions Applicable to All Meetings.

In connection with any meeting of the Board or the Members, the following provisions shall apply:

(a)                                 Place of Meeting.  Any such meeting shall be held at the principal place of business of the Company, unless the notice of such meeting specifies a different place, which need not be in the State of Delaware.

(b)                                 Waiver of Notice Through Attendance.  Attendance of a person at such meeting (including pursuant to Section 9.4(e)) shall constitute a waiver of notice of such meeting, except where such person attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(c)                                  Proxies.  A person may vote at such meeting by a written proxy executed by that person and delivered to the Secretary of the Company or to another Manager, in the case of Managers, or to another Member, in the case of the Members. A proxy shall be revocable unless it is stated to be irrevocable.

(d)                                 Action by Written Consent.  Subject to compliance with the notice requirements set forth in this Agreement, to the extent applicable to the particular meeting, any action required or permitted to be taken at such a meeting may be taken without a meeting, and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the Managers or the Members, as applicable, having not fewer than the minimum number of votes that would be necessary to take the action at a meeting at which all Managers or the Members, as applicable, entitled to vote on the action were present and voted.

(e)                                  Meetings by Telephone.  The Managers or the Members, as applicable, may participate in and hold meetings by means of conference telephone, video conference or similar communications equipment by means of which all persons participating in the meeting can hear each other.

11.5                        Officers.

(a)                                 Generally.  The Board may appoint certain agents of the Company, as set forth below in this Section 11.5, to be referred to as “Officers” of the Company. Unless otherwise provided by resolution of the Board, the Officers shall have the titles, power, authority and duties described below in this Section 11.5.

(b)                                 Number, Titles and Term of Office.  The officers of the Company may include any one or more of the following: a President, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a Treasurer, a

Secretary and, if the Board so elects, a Chairman of the Board and such other officers as the Board may from time to time elect or appoint. Each officer shall hold office until his successor shall be duly elected and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person. Except for the Chairman of the Board, if any, no officer need be a Manager.

(c)                                  The initial officers of the Company are as set forth on Exhibit B.

(d)                                 Salaries.  The salaries or other compensation, if any, of the Officers shall be fixed from time to time by the Board.

(e)                                  Removal.  Any Officer elected or appointed by the Board may, subject to any contractual obligations of the Company with respect to such officer, be removed, either with or without cause, by the vote of a majority of the whole Board at any regular meeting, or at a special meeting called for such purpose, provided the notice for such meeting shall specify that such proposed removal will be considered at the meeting; provided, however, that such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Election or appointment of an Officer shall not of itself create contractual rights.

(f)                                   Vacancies.  Any vacancy occurring in any office of the Company may be filled by the Board.

(g)                                  Powers and Duties of the Chief Executive Officer.  The President shall be the chief executive officer of the Company unless the Board designates the Chairman of the Board or other officer as the chief executive officer. Subject to the control of the Board and the other terms of this Agreement, the chief executive officer shall have general executive charge, management and control of the properties, business and operations of the Company with all such powers as may be reasonably incident to such responsibilities; subject to Section 11.1, he may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Company and may sign all certificates for Units of the Company; and he shall have such other powers and duties as may be assigned to him from time to time by the Board.

(l)                                     Powers and Duties of the Chairman of the Board.  The Chairman of the Board (if any) shall preside at all meetings of the Members and of the Board; and he shall have such other powers and duties as may be assigned to him from time to time by the Board.

(m)                             Powers and Duties of the President.  Unless otherwise determined by the Board, the President shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Company, and he shall, in the absence of the Chairman of the Board or if there be no Chairman of the Board, preside at all meetings of the Members and of the Board; and the President shall have such other powers and duties as may be assigned to him from time to time by the Board.

(n)                                 Vice Presidents.  Each Vice President shall perform such duties and have such powers as the Board may from time to time prescribe. In addition, in the absence of the Chairman of the Board (if any) and the President, or in the event of their inability or refusal to act, a Vice President designated by the Board or, in the absence of such designation, the Vice President who is present and who is senior in terms of time as a Vice President of the Company, shall perform the duties of the Chairman of the Board (if any) and the President, as the case may be, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board (if any) and the President, as the case may be; provided, however, that such Vice President shall not preside at meetings of the Board unless he is a Manager.

(o)                                 Treasurer.  The Treasurer shall have responsibility for the custody and control of all the funds and securities of the Company, and he shall have such other powers and duties as may be prescribed from time to time by the Board. He shall perform all acts incident to the position of Treasurer, subject to the control of the chief executive officer and the Board; the Treasurer shall, if required by the Board, give such bond for the faithful discharge of his duties in such form as the Board may require.

(p)                                 Assistant Treasurers.  Each Assistant Treasurer (if any) shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be prescribed from time to time by the Treasurer, the chief executive officer or the Board. The Assistant Treasurers shall exercise the powers of the Treasurer during the Treasurer’s absence or inability or refusal to act.

(q)                                 Secretary.  The Secretary shall keep the minutes of all meetings of the Board and of the Members in books provided for such purpose; he shall attend to the giving and serving of all notices; he may in the name of the Company affix the seal (if any) of the Company to all contracts of the Company and attest thereto; he may sign with the other appointed Officers all certificates for Units; he shall have charge of the certificate books, Unit transfer books and Unit ledgers, and such other books and papers as the Board may direct, all of which shall at all reasonable times be open to inspection by any Manager upon application at the office of the Company during business hours; he shall have such other powers and duties as may be prescribed from time to time by the Board; and he shall in general perform all acts incident to the office of Secretary, subject to the control of the chief executive officer and the Board.

(r)                                    Assistant Secretaries.  Each Assistant Secretary (if any) shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be prescribed from time to time by the chief executive officer, the Board or the Secretary. The Assistant Secretaries may sign with the other appointed Officers all certificates for Units and shall exercise the powers of the Secretary during the Secretary’s absence or inability or refusal to act.

(s)                                   Action with Respect to Securities of Other Companies.  Unless otherwise determined by the Board, the chief executive officer shall have the power to vote and to otherwise act on behalf of the Company, in person or by proxy, at any meeting of security holders of any other company, or with respect to any action of security holders thereof, in which the Company may hold securities and otherwise to exercise any and all rights and powers which the Company may possess by reason of its ownership of securities in such other company.

12.                               Capital Contribution.

The Member has contributed to the Company the assets described on Exhibit A attached hereto.

13.                               Additional Contributions.

No member is required to make any capital contribution to the Company. However, a Member may make additional capital contributions to the Company at any time upon the written consent of such Member.

14.                               Distributions.

The Company shall make distributions to the Members at such times and in such amounts as determined by the Members.

16.                               Indemnification.

(a)                                 To the fullest extent permitted by applicable law, no Indemnitee (as defined below) shall be liable to the Company or any other person or entity who is bound by this Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnitee in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Indemnitee (as defined below) by this Agreement. To the fullest extent permitted by law:

(i) the Member and the officers, directors (if any) and managers (if any) of the Company shall, and

(ii) employees of the Company or an affiliate of the Company may, upon approval of the Member (each of the persons listed in clause (i) and clause (ii), an “Indemnitee”),

be indemnified and held harmless by the Company from and against any and all losses, claims, damages, judgments, liabilities, obligations, penalties, settlements and reasonable expenses (including legal fees) arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise, by reason, as applicable, of its status as a Member of the Company or an officer, director, manager or employee of the Company or an affiliate thereof, regardless of whether the Indemnitee continues to be a Member of the Company or an officer, director, manager or employee or an affiliate thereof at the time any such liability or expense is paid or incurred, unless such indemnification would not be permitted under Delaware law.

(b)                                 The Company may purchase and maintain insurance on behalf of such persons as the Members shall determine against any liability that may be asserted against or expense that may be incurred by such person in connection with the Company’s activities, regardless of whether the Company would have the power to indemnify such person against such liability under the provisions of this Agreement.

(c)                                  Expenses incurred by any Indemnitee in defending any claim with respect to which such Indemnitee may be entitled to indemnification by the Company hereunder (including without limitation reasonable attorneys’ fees and disbursements) shall to the maximum extent that would be permitted under Delaware law, be advanced by the Company prior to the final disposition of such claim, upon receipt by the Company of a written undertaking by or on behalf of such Indemnitee to repay the advanced amount of such expenses if it shall ultimately be determined that the Indemnitee is not entitled to indemnification by the Company under Section 16(a).

(d)                                 The indemnification, advancement and exculpation provided in this Section 16 is the for the benefit of the Indemnitees and shall not be deemed to create any right to indemnification, advancement or exculpation for any other persons or entities.

17.                               Limitation of Liability.

No Member shall be personally liable for any debts, liabilities or obligations of the Company, except for (i) such Member’s liability to make the capital contributions required in this Agreement, and (ii) the amount of any distributions made to such Member that must be returned to the Company pursuant to the terms hereof or the Act. No Manager, by reason of his or her acting as a Manager of the Company, shall be obligated personally for any debts, obligations or liabilities of the Company.

18.                               Governing Law.

This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

19.                               Subject to All Laws.

The provisions of this Agreement shall be subject to all valid and applicable laws, including, without limitation, the Act, as now or hereafter amended, and in the event that any of the provisions of this Agreement are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and this Agreement shall be deemed modified accordingly, and, as so modified, to continue in full force and effect.

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IN WITNESS WHEREOF, the Member has executed this Agreement effective as of the date first above written.

MEMBER:

WEATHERFORD U.S. HOLDINGS, L.L.C.

/s/ Charity R. Kohl
By:	Charity R. Kohl
Vice President

EXHIBIT A

	Capital	Number
Member	Contribution	of Units	Interest
Weatherford U.S. Holdings, L.L.C.	$1,000	10	100%
2000 St. James Place,
Houston, Texas 77056

EXHIBIT B

Initial Manager and Initial Officers

Initial Manager:

Charity R. Kohl

Initial Officers:

E. Kyle Chapman	President
Kyle R. Pounds	Vice President and Chief Financial Officer
Charity R. Kohl	Vice President and Secretary
Denton Thomas	Vice President
Joshua M. McMorrow	Vice President
Mark M. Rothleitner	Vice President and Treasurer
Steven F. Carvalho	Vice President
Joshua S. Silverman	Assistant Treasurer
Robert S. Bellamy	Assistant Treasurer
Christine M. Morrison	Assistant Secretary